UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 22, 2005

Hartman Commercial Properties REIT
(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-50256	76-0594970
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1450 West Sam Houston Parkway North, Suite 100 Houston, Texas 77043
(Address of principal executive offices)
(Zip Code)

(713) 467-2222
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing in intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets

On November 22, 2005, Hartman Commercial Properties REIT (the “Company”) purchased an office building containing approximately 254,000 rentable square feet located on an approximately 2.98-acre tract of land in Dallas, Texas (“Amberton Tower”). The total purchase price of Amberton Tower was $16.95 million, plus closing costs. The purchase price for the transaction was determined through negotiations between Transwestern Amberton Tower, L.P., the seller, and the Registrant. Hartman Management, L.P., the Company’s advisor and property manager, believes that Amberton Tower is well located, has acceptable roadway access, attracts high-quality tenants, is well maintained and has been professionally managed. Transwestern Amberton Tower, L.P. is not affiliated with the Company, Hartman REIT Operating Partnership, L.P., Hartman REIT Operating Partnership II, L.P., or Hartman Management, L.P.

Amberton Tower, which was built in 1982, includes among its major tenants Brockette/ Davis/Drake and US Oncology.

Brockette/Davis/Drake, Inc. (BDD) is a consulting engineering company specializing in civil and structural engineering and surveying. The tenant leases approximately 21,000 square feet in the building. The annual base rent payable under the Brockette Davis & Drake lease is $15.75 per rentable square foot. The lease has a rent escalation and expires on April 30, 2011. Brockette/Davis/Drake has two options to extend its lease for a period of 5 years each.

US Oncology is the nation's largest health-care services network devoted exclusively to cancer treatment and research, and a pioneer in community-based cancer care since 1993. The tenant leases approximately 19,000 square feet in the building. The annual base rent payable under the US Oncology’s lease is $17.50 per rentable square foot. The lease has rent escalations and expires on December 31, 2008.

The current aggregate annual base rent for all tenants in Amberton Tower is approximately $3,012,959.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On November 22, 2005, the Company, operating through its subsidiary, Hartman REIT Operating Partnership, L.P. (“the Operating Partnership”), drew $15,950,000 under its line of credit with a consortium of banks led by KeyBank National Association (“KeyBank”). The terms of the line of credit were previously reported in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 3, 2005. The purpose of the funding was the purchase of a 254,000 square foot office building known as Amberton Tower, located in Dallas, Texas. The purchase price of the building was $16,950,000, plus closing costs.

Item 7.01	Regulation FD Disclosure.

On November 22, 2005, Hartman Management, L.P., the Company’s affiliated management company, issued a press release reporting the building acquisition. A copy of this news release is attached as Exhibit 99.1. The information set forth in this Item 7.01 and in the news release attached as Exhibit 99.1 hereto are “furnished” and not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

Because it is impracticable to provide the required financial statements for the acquired real property described above at the time of this filing, and no financial statements (audited or unaudited) are available at this time, the Registrant hereby confirms that the required financial statements will be filed on or before February 2, 2006, by amendment to this Form 8-K, which date is within the 71-day period allowed to file such an amendment.

(b) Pro Forma Financial Information.

See Paragraph (a) above.

(c) Exhibits

99.1 Press Release, dated November 22, 2005, issued by Hartman Management, L.P.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Hartman Commercial Properties REIT

Dated: November 22, 2005	By:	/s/ Terry L. Henderson
Name: Terry L. Henderson Title: Chief Financial Officer

Exhibit Number	Description
99.1	Press Release dated November 22, 2005 issued by Hartman Management, L.P.